                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Filed by the Registrant [x]
         Filed by a Party other than the Registrant [ ]

Check the appropriate box:
-------------------------
[ ] Preliminary Proxy Statement            [ ] Definitive Proxy Statement
[X] Definitive Additional Materials        [ ] Soliciting Material Pursuant to
                                               Rule 14a-11(c) or Rule 14a-12

                      NASTECH PHARMACEUTICAL COMPANY INC.
                (Name of Registrant as Specified in its Charter)

                      NASTECH PHARMACEUTICAL COMPANY INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check in the appropriate box):
----------------------------------------------------
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a -6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-111.

         (4)     Proposed maximum aggregate value of transaction.

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid: $125
         (2)     Form, Schedule or Registration No.: Schedule 14A
         (3)     Filing Party:  Registrant
         (4)     Date Filed: October 10, 1996

                    NASTECH PHARMACEUTICAL COMPANY  INC.
                               45 DAVIDS DRIVE
                          HAUPPAUGE, NEW YORK 11788


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD DECEMBER 9, 1996 AT 10:00 A.M.


TO THE STOCKHOLDERS OF NASTECH PHARMACEUTICAL COMPANY INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NASTECH PHARMACEUTICAL COMPANY INC. (the "Company") will be held at the Company's offices located at 45 Davids Drive, Hauppauge, New York 11788 at 10:00 A.M. on Monday, December 9, 1996, to consider and vote on the following proposals:

         1. To elect seven (7) directors, each to hold office for a term of one
(1) year or until their respective successors shall have been duly elected or appointed;

         2. To amend the Company's Certificate of Incorporation so as to increase the number of shares of Common Stock which the Company has the authority to issue from 6,000,000 shares to 25,000,000 shares;

         3. To approve a proposal to amend the Company's Stock Option Plan to allow an increase in the total shares issuable under the Plan from 483,333 shares to 700,000 shares; and

         4. To transact such other business as may properly come before the meeting.

         Only holders of shares of Common Stock of record on the Company's books at the close of business on November 5, 1996 will be entitled to vote at the meeting. All such stockholders are requested to be represented at the meeting either in person or by proxy. The stock transfer books will not be closed.

         Enclosed is a copy of the Annual Report for the year ended June 30, 1996 along with a proxy statement and a proxy card.

         It is desirable that all holders of Common Stock of the Company be represented at the meeting either in person or by proxy.

         SUCH STOCKHOLDERS WHO CANNOT ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND EXECUTE THEIR PROXIES AND RETURN THEM TO THE COMPANY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                  By Order of the Board of Directors,


                                  Joel Girsky,
                                  Secretary
November 11, 1996
Hauppauge, New York

                      NASTECH PHARMACEUTICAL COMPANY INC.
                                45 DAVIDS DRIVE
                           HAUPPAUGE, NEW YORK  11788


                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 9, 1996

                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the management of NASTECH PHARMACEUTICAL COMPANY INC. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on December 9, 1996 and at any postponements or adjournments thereof. This material is first being mailed to stockholders on or about November 12 , 1996.

         The cost of such solicitation will be borne by the Company. The Company may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to their principles.

         A form of proxy is enclosed for use at the meeting. The issuance of a proxy by a shareholder will not affect his right to vote his shares if he attends the meeting and desires to vote in person. A proxy may be revoked at any time prior to the voting thereof, but a revocation will not be effective unless notice thereof is received, in writing, by the Secretary of the Company prior to such voting. All such shares represented by effective proxies on the enclosed form received by the Company will be voted at the meeting or any adjourned session thereof in accordance with the terms of such proxies. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation will be voted FOR all directors and proposals contained therein. Proxies marked "abstain" will be treated as present for the purpose of determining a quorum but will not be voted with respect to any proposal marked "abstain."

                         VOTING SECURITIES OUTSTANDING
                           AND PRINCIPAL SHAREHOLDERS

         Shares of common stock, of which 4,483,051 shares were outstanding as of November 5, 1996, are the only voting securities of the Company. Each share is entitled to one vote and a vote of a majority of the shares present, or represented, and entitled to vote at the meeting is required to approve each proposal to be acted upon at the meeting. Only holders of shares of Common Stock of the Company of record on its books at the close of business on November 5, 1996 will be entitled to notice of, and to vote at the meeting. Any such stockholder may vote his shares either in person or by his duly authorized proxy.

         The following table sets forth as of November 5, 1996 certain information as to persons known to the Company who may be deemed to be beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock, each director of the Company and all officers and directors of the Company as a group:

                                                          Percentage of
                                                          -------------
                                 Amount and Nature      Outstanding Shares
                                   of Beneficial       -------------------
 Name of Beneficial Owner (1)      Ownership (2)            Owned (3)
 ----------------------------      -------------           ----------


 Devin N. Wenig (4)                  379,733                  8.4%

 Basil Properties (5)(9)             283,537                  6.3%

 Alvin Katz (6)                      127,000                  2.8%

 Carol Wenig (7)                     118,041                  2.6%

 Vincent D. Romeo (8)                 93,845                  2.1%

 Ian Ferrier (10)                     50,000                  1.1%

 Joel Girsky (6)                      28,750                  (13)

 John V. Pollock (6)(9)               28,333                  (13)

 Grant W. Denison, Jr.(11)            25,000                  (13)

 All Officers and
 Directors as a Group
 (8 persons)  (12)                  1,134,239                23.8%

------------------------------
(1) The addresses of all persons other than Basil Properties, Alvin Katz and John V. Pollock is c/o the Company. The address of Basil Properties and John V. Pollock is 1510 H Street, N.W., Washington D.C.; and the address of Alvin Katz is 301 N. Birch Rd., Fort Lauderdale, FL.
(2) All shares are owned beneficially and of record unless indicated otherwise. Includes 283,333 shares issuable pursuant to outstanding stock options with the Company.
(3) Does not give effect to (i) the exercise of the Representative's Warrant and (ii) 200,000 shares of Common Stock reserved for issuance under the Company's stock option plan.
(4) Devin N. Wenig is the son of Carol Wenig. Devin N. Wenig's shares, as indicated above, include 35,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report, 166 shares held by Mr. Wenig's wife and 6,666 shares held in a trust for which Carol Wenig serves as the trustee.
(5) Includes 40,000 shares held by Mrs. Sophie Basil a general partner of Basil Properties.
(6) Includes 20,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
(7) The amount indicated herein includes 30,000 shares issuable to Carol Wenig pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
(8) Includes 83,333 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
(9) John V. Pollock is a managing director of Basil Properties and its nominee to the Company's Board of Directors.
(10) Includes 50,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
(11) Includes 25,000 shares issuable pursuant to outstanding stock options with the Company, which may be exercised within 60 days of the date of this Report.
(12)     Includes shares held by Basil Properties and Carol Wenig. See notes
         (5), (7) and (9) above.
(13) Represents less than 1% of the outstanding shares of the Company's Common Stock.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who received salary and bonus payments in excess of $100,000 during the fiscal year ended June 30, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                             Annual Compensation       Compensation
                                             -------------------         Awards
                                                                         ------

                                                                         Options       All other
 Name and Principal Position    Year         Salary         Bonus       (Shares)      Compensation
 ---------------------------    ----         ------         -----       --------      ------------

 Dr. Vincent D. Romeo,          1996        $160,000         __            __              __
 President/Chief Executive
 Officer                        1995        $156,000         __           25,000           __

                                1994        $125,000         __           25,000           __


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides the specified information concerning grants of options to purchase the Company's Common Stock during the fiscal year ended June 30, 1996, to the person named in the Summary Compensation Table:




                         Individual Grant in Last Fiscal Year
                         ------------------------------------

                                  % of Total
                                  Options
                                  Granted to
                   Options        Employees    Exercise or
                   Granted        in Fiscal    Base Price     Expiration
    Name           (Shares)(1)    Year         ($/Sh)(2)      Date
    ----           -----------    ----------   ---------      --------

    Dr. Vincent
    D. Romeo         None           __           __           __

------------------------------
         (1) The options to be granted under the Plan are designated as incentive stock options or non-incentive stock options by the Board of Directors which also has discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. The Plan provides that options granted thereunder shall be exercisable during a period of no more than ten years (five years in the case of 10% stockholders) from the date of grant, depending upon the specific stock option agreement, and that, with respect to incentive stock options, the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% in the case of 10% stockholders). All outstanding options are subject to optionee's continuous employment or association with the Company. Under the Stock Option Plan, the Board retains discretion to modify the terms of outstanding options, subject to the provisions of the Plan.

         (2)  All options were granted at market value on the date of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table provides information related to the number and value of stock options and stock appreciation rights held at fiscal year end by the named executive officer:


                             Number of Unexercised           Value of Unexercised In-the Money
                            Options at June 30, 1996            Options at June 30, 1996
                            ------------------------            ------------------------

                        Exercisable      Unexercisable       Exercisable     Unexercisable
                        -----------      -------------       -----------     -------------
 Vincent D. Romeo          58,333                             $627,080

COMPENSATION OF DIRECTORS

         The Company has not paid and does not presently propose to pay compensation to any director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings.

         Devin N. Wenig, the Company's Chairman, was paid approximately $30,000 in the Company's fiscal year ended June 30, 1996 for acting as Chairman of the Executive Committee of the Company's Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         In August 1994, the Company and Dr. Romeo entered into a three year employment agreement. Pursuant to this agreement, Dr. Romeo receives compensation of $160,000 per year.

         Upon completion of Phase II studies for two of the Company's proposed products such compensation will be increased to $175,000 per year. Dr. Romeo is also entitled to a $20,000 bonus each time an NDA for one of the Company's proposed products is accepted for filing by the FDA.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee presently consists of Ian Ferrier, Joel Girsky and John V. Pollock, all outside directors of the Company. The Compensation Committee is responsible for reviewing and approving the compensation of the President, other officers of the Company and administering and/or interpreting the Company's stock option plan.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's Compensation Committee made no discretionary recommendations regarding executive compensation in the last fiscal year as the compensation of the Company's President was determined by contract.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all such filing requirements were complied with.

STOCK OPTION PLAN

         Currently, under the Company's Stock Option Plan (the "Plan") options to purchase a maximum of 483,333 shares of Common Stock of the Company (subject to adjustment in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and other persons who provide services to the Company. There are 420,049 such options presently granted and outstanding. The options to be granted under the Plan are designated as incentive stock options or non-incentive stock options by the Board of Directors which also has discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. Only employees, including officers and part-time employees of the Company may be granted incentive stock options. The options are intended to receive incentive stock option tax treatment pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan provides that options granted thereunder shall be exercisable during a period of no more than ten years (five years in the case of 10% shareholders) from the date of grant, depending upon the specific stock option agreement, and that, with respect to incentive stock options, the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% in the case of 10% shareholders). Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

         The purpose of the Plan is to increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and ultimate profitability depend. In addition, the Plan is intended to advance the interests of the Company by enabling its directors, officers and employees to acquire a financial interest in the Company through grants of options to acquire the Company's Common Stock. The Plan is intended to provide an increased incentive to these individuals, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Dr. Ian Ferrier, a director of the Company, is the Chief Executive Officer of Bogart Delafield Ferrier Inc. ("BDF") and is an affiliate of Mazier Partners LLC ("MP"). BDF and MP provided consulting services to the Company in areas of strategic planning, market planning and research and development prioritization. For its fiscal year ended June 30, 1996, the Company expensed fees of $40,000 and $62,000, for BDF and MP, respectively.


                                 RECENT EVENTS

         On November 5, 1996 the Company's Board of Directors authorized a public offering of the Company's Common Stock. It is anticipated that the proposed public offering will consist of approximately 2,000,000 shares of the Company's Common Stock which will only be offered to the public pursuant to a registration statement to be filed with the Securities and Exchange Commission. Subject to approval of the proposal contained herein to increase the number of shares of Common Stock which the Company is authorized to issue, it is anticipated that the offering price of the

Common Stock to be issued in connection with the public offering will be mutually agreed upon by the Company and the Managing Underwriter and will be based upon, among other things, the closing price of the Company's Common Stock on the day prior to the effective date of the public offering, the Company's financial condition and prospects, and market conditions generally. Due to the foregoing pricing issues the Company is not able to estimate the amount of net proceeds to be obtained from the public offering. The Company intends to utilize the proceeds of the offering to accelerate its research and development program and for working capital and general corporate purposes. It is anticipated that the registration statement for the public offering will be filed in the first half of this fiscal year.



PROPOSAL NO. 1 - NOMINATION AND ELECTION OF DIRECTORS


         At the annual meeting, seven directors are to be elected by the holders of the Common Stock to serve until the next annual meeting of shareholders and until their successors have been elected and qualify. Certain information concerning the nominees for election at the annual meeting, each of whom is presently a director, and all the directors and officers as a group, is set forth below. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of the other nominees in the discretion of the persons acting pursuant to the proxy.

         The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:


              Name               Age                     Position          Director Since
              ----               ---                     --------          --------------

 Devin N. Wenig                  30              Chairman                       1991

 Dr. Vincent D. Romeo            39              President and Chief            1991
                                                 Executive Officer

 Joel Girsky                     57              Director, Secretary and        1983
                                                 Treasurer

 Dr. Ian R. Ferrier              53              Director                       1995

 Grant W. Denison, Jr.           47              Director                       1996

 Alvin Katz                      65              Director                       1993

 John V. Pollock                 57              Director                       1993


         Mr. Wenig was appointed Chairman of the Company's Board of Directors in June 1991. Mr. Wenig received a B.A. degree from Union College and a J.D. degree from the Columbia University School of Law. From May 1991 to May 1994 Mr. Wenig was a corporate associate with the firm of Cravath, Swaine and Moore. Mr. Wenig is currently a practicing corporate attorney in New York City, New York.

         Dr. Romeo has been employed by the Company since 1985 as Director of Research and was appointed President and Chief Executive Officer of the Company in August 1991. Dr. Romeo is a registered pharmacist and received a Ph.D. degree from St. John's University College of Pharmacy and Allied Health Professions in Pharmaceutical Sciences in 1984, with a specialty in pharmacology. He continues at St. John's as an Adjunct Professor of Pharmacology, Graduate Division, College of Pharmacy and Allied Health Professions. Dr. Romeo has devoted a significant amount of his time with the Company formulating drugs for nasal delivery, developing animal models for nasal drug testing, and designing clinical efficacy and safety studies. He has authored and co-authored several published articles in the field. Dr. Romeo has also presented his work at various meetings and conferences sponsored by the American Association of Pharmaceutical Scientists and the American College of Clinical Pharmacology. Dr. Romeo is an active member of the American Association of Pharmaceutical Scientists, the American College of Clinical Pharmacology, the Rho Chi Pharmaceutical Society, and the New York Academy of Sciences. Dr. Romeo has also been appointed as an Adjunct Assistant Professor of Pharmaceutics at The University of Rhode Island, College of Pharmacy.

         Mr. Girsky has been a Director of the Company since October 1983, and the Company's Secretary/Treasurer since April 1986. From 1961 to the present, Mr. Girsky has been President and Chairman of the Board of Jaco Electronics, Inc., Hauppauge, New York, a publicly held company engaged in the distribution of electronic components. Mr. Girsky received a degree in Marketing from Brooklyn College in 1957.

         Dr. Ferrier, who was appointed to the Company's Board of Directors in January 1995, is the founder, President and Chief Executive Officer of Bogart Delafield Ferrier Inc., and has served in such capacity since its inception in 1982. Trained in medicine and pharmacology, Dr. Ferrier has managed and directed pharmaceutical programs and guided the growth of several multinational companies. He has served on the Board of Directors of a number of health care and biotechnical firms, as well as serving as consultant to many of the worlds major pharmaceutical companies. From 1982 to 1987, Dr. Ferrier served as President of McCann Healthcare Inc. From 1982 to 1983, Dr. Ferrier served as Chairman of The Covington Group of Companies; in 1982 as Executive Vice President of TechAmerica Group and from 1979 to 1982, as Vice President of Kalipharma Inc. From 1975 to 1979 Dr. Ferrier served as Chief Executive Officer of the Monadnock Medical Center. Dr. Ferrier received a BSc in Pharmacology from the University of Edinburgh, Edinburgh Scotland; served his residency training in nephrology/clinical pharmacology at Southmead General Hospital, University of Bristol Associated Hospitals, Bristol, England; and his post-graduate internship at the Western General Hospital of the University of Edinburgh Associated Hospitals, Edinburgh, Scotland.

         Mr. Denison, who was appointed to the Company's Board of Directors in September 1996, is the President, Worldwide Consumer Products of G.D. Searle & Co. ("Searle") and has served in such capacity since 1993. Mr. Denison has also served as Corporate Vice President, Strategic Planning for Searle's parent company Monsanto from 1989 to 1993. In addition, Mr. Denison also served as President of Searle's U.S. Pharmaceutical Operations from 1987 to 1989. Prior to joining Searle, Mr. Denison was Vice President of International Operations for Squibb Medical Systems and also held a number of senior management positions at Pfizer, Inc. Mr. Denison is a member of the board of directors of Genetronics Inc., a subsidiary of Genetronics Biomedical Ltd. He has served as national chairman of the President's Council for the American Lung Association and is an Executive Committee member of the New York Cancer Society. Mr. Denison holds a master of business administration degree from Harvard Business School and received a bachelor's degree from Colgate University.

         Mr. Katz was appointed to the Company's Board of Directors in September 1993. Mr. Katz was formerly Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacturing of pollution monitoring equipment. From 1957 to 1976, Mr. Katz was employed by United Parcel Service holding various managerial positions, including District Manager and Corporate Manager of Operations, Planning, Research and Development. Mr. Katz serves on the Board of Directors of several publicly held companies including Miller Industries, a manufacturer of windows and doors; Blimpie International, Inc., which is engaged in the franchising and marketing of quick service sandwich restaurants; Amtech Systems, Inc., which is engaged in the semi-conductor industry; and Foremost Industries which is engaged in the distribution and repair of commercial refrigeration. He is also a director of Aromatics Incorporated, a manufacturer of car wash equipment. Mr. Katz holds a B.S. in Business Administration degree from New York University and has done graduate work at C.U.N.Y.- Baruch School.

         Mr. Pollock was appointed to the Company's Board of Directors in September 1993. From 1991 to the present Mr. Pollock has served as a director of Frank E. Basil, Inc., a worldwide provider of facilities maintenance, engineering and operations management services. Mr. Pollock also serves as a consultant to the partners of Basil Properties and has served as the President of Nastech-Basil International, Inc. From 1975 to 1991 Mr. Pollock was a senior banking executive in the Washington, D.C. area, serving as President and Chief Executive Officer of Dominion Bank of Washington and the John Hanson Savings Bank.

         The Company does not have a nominating or similar committee. There were three (3) board meetings held during the fiscal year ended June 30, 1996. Each director attended all meetings of the Board and any committee of which he was a member in the past fiscal year, except that Joel Girsky was unable to attend one board meeting, and Alvin Katz was unable to attend one board meeting.


PROPOSAL NO. 2 - AMENDMENT OF THE CERTIFICATE OF INCORPORATION SO AS TO INCREASE THE AUTHORIZED COMMON STOCK FROM 6,000,000 TO 25,000,000 SHARES

         In connection with the proposed public offering of securities and for the other reasons set forth hereinbelow, on November 6, 1996, the Board of Directors, by unanimous vote, adopted a resolution approving and recommending that the Company's shareholders approve an Amendment to Article FOURTH of the Company's Certificate of Incorporation which would increase the number of authorized shares of Common Stock from 6,000,000 shares to 25,000,000 shares. The relative rights and limitations of the Common Stock would remain unchanged under the amendment. The Common Stock does not have preemptive rights.

         At November 5, 1996, the Company is authorized to issue 6,000,000 shares of Common Stock, with 4,483,051 shares of Common Stock issued and outstanding. In addition, 483,333 shares of Common Stock are reserved for issuance under the Company's Stock Option Plan; 223,160 shares are reserved for issuance in the event that the Company's remaining Common Stock Purchase Warrants are exercised; and 270,000 shares of Common Stock are reserved for issuance in the event that outstanding Underwriter's Unit Purchase Warrants and the Warrants contained therein are exercised. Thus, at November 5, 1996, there were approximately 540,456 authorized shares of Common Stock unissued and not reserved for issuance.

         Management believes that the proposed amendment to Article FOURTH of the Company's Certificate of Incorporation will provide several long-term advantages to the Company and its stockholders. The passage of the proposal will enable the Company to raise cash assets through sales of stock to public and private investors. Although the Company has no specific plans or proposals to use any of the additional authorized shares other than in connection with the proposed public offering, additional authorized shares might also enable the Company to pursue acquisitions or enter into transactions which management believes provide for the potential for growth and profit. With the limited number of shares currently available for such uses, it is impractical for the Company to evaluate or seek to consummate business combinations or other transactions which, if they could be accomplished, might enhance shareholder value. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which are incurred in holding special stockholders' meetings in the future.

         In the event that the proposal is approved, stockholder approval for the issuance of the 19,000,000 additional shares of Common Stock, the authorization of which is sought hereby, will not be sought prior to the issuance of such additional securities unless such issuances relate to a merger, consolidation or other transaction which requires stockholder approval.

         The proposal, if approved, would strengthen the position of management and might make the removal of management more difficult. The authorization to issue the additional shares of Common Stock would provide management with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to management.

         The Company has in place certain provisions which have an anti-takeover effect. The Company's Certificate of Incorporation authorizes the issuance of up to 100,000 shares of "blank check" preferred stock in amounts and with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

         The submission of this proposal is not a part of any plan by the Company's management to adopt a series of amendments to the Certificate of Incorporation or Bylaws so as to render the takeover of the Company more difficult. Except as indicated above, management is not aware of the existence of any other provisions in its Certificate of Incorporation or Bylaws having an anti-takeover effect.

         The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of the Common Stock. However, in the event additional shares are issued in transactions whereby favorable business opportunities are provided or that provide working capital sufficient to adequately capitalize the Company and allow it to pursue its business plans, the market price may increase.

THE PROPOSED AMENDMENT

         As presently authorized, Article Fourth of the Company's Certificate of Incorporation currently reads, in pertinent part, as follows:

         "FOURTH: (a) The Corporation shall be authorized to issue the following shares:



                 Class            Number of Shares          Par Value
                 -----            ----------------          ---------

                 Common                  6,000,000              $.006
                 Preferred                 100,000              $.01"

         Upon adoption of the Amendment by the shareholders and the filing thereof, the portion of Article Fourth of the Company's Certificate of Incorporation set forth above shall be amended to read as follows:

         "FOURTH: (a) The Corporation shall be authorized to issue the following shares:

                 Class            Number of Shares          Par Value
                 -----            ----------------          ---------

                 Common                 25,000,000          $.006
                 Preferred                 100,000          $.01"


REQUIRED STOCKHOLDER VOTE

         Approval of the proposed increase in the authorized Common Stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

         The Board of Directors is of the opinion that the proposed Amendment, if adopted, will allow the Company to pursue its proposed public offering and will provide the Company with a proper capitalization and a sufficient number of authorized shares of Common Shares to give it flexibility to meet any future financing needs deemed to be in the Company's best interests. Accordingly, the Board of Directors unanimously recommends a vote FOR approval of this Proposal and proxies solicited by the Board of Directors will be so voted unless stockholders specify on their proxy card a contrary choice.

PROPOSAL NO. 3 - AMENDMENT TO THE STOCK OPTION
PLAN TO INCREASE THE SHARES ISSUABLE UNDER THE PLAN

         Under the Company's Stock Option Plan (the "Plan") options to purchase a maximum of 483,333 shares of Common Stock of the Company (subject to adjustment in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and other persons who provide services to the Company. Currently, there are 420,049 such options granted and outstanding. The options to be granted under the Plan are designated as incentive stock options or non-incentive stock options by the Board of Directors which also has discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. Only employees, including officers and part-time employees of the Company may be granted incentive stock options. The options are intended to receive incentive stock option tax treatment pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan provides that options granted thereunder shall be exercisable during a period of no more than ten years (five years in the case of 10% shareholders) from the date of grant, depending upon the specific stock option agreement, and that, with respect to incentive stock options, the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% in the case of 10% shareholders). Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

         Submitted for ratification by shareholders is an amendment to the Plan which was approved by the Board of Directors on September 13, 1996, allowing for the maximum number of shares issuable under the Plan to be increased by an additional 216,667 shares, so that the total number of shares potentially issuable upon the exercise of all options will be increased to 700,000 shares. Currently, there are 63,284 shares which are authorized and available as underlying securities for new options which may be granted under the Plan.

         The purpose of the Plan is to increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and ultimate profitability depend. In addition, the Plan is intended to advance the interests of the Company by enabling its directors, officers and employees to acquire a financial interest in the Company through grants of options to acquire the Company's Common Stock. The Plan is intended to provide an increased incentive to these individuals, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company.

         The affirmative vote by a majority of the outstanding stock entitled to vote at the annual meeting is required to ratify the amendment to the Plan.

         The Board of Directors unanimously recommends a vote FOR approval of this Proposal No. 3 and proxies solicited by the Board of Directors will be so voted unless stockholders specify on their proxy card a contrary choice.


                             SHAREHOLDER PROPOSALS

         Shareholders who wish to present proposals for action at the 1996 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary on or before July 12, 1997 in order to be considered for inclusion in next year's proxy materials.

                         ANNUAL REPORT TO SHAREHOLDERS

         The Annual Report to shareholders of the Company for the year ended June 30, 1996, including audited financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be part of the proxy solicitation material.

                                 OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting of Shareholders. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

                                        By order of the Board of Directors
                                        Joel Girsky, Secretary

November 11, 1996
Hauppauge, New York

                      NASTECH PHARMACEUTICAL COMPANY, INC.
                                45 DAVIDS DRIVE
                           HAUPPAUGE, NEW YORK, 11788

               PROXY CARD, SOLICITED BY MANAGEMENT OF THE COMPANY

         The undersigned hereby constitutes and appoints Devin N. Wenig, whom failing, Dr. Vincent D. Romeo, or any one of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Annual Meeting of Stockholders of Nastech Pharmaceutical Company, Inc. to be held at the offices of the Company, 45 Davids Drive, Hauppauge, New York, 11788 on December 9, 1996 at 10:00 A.M. or at any adjournment thereof, Notice of which meeting together with a Proxy Statement has been received.

         Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the Proxy Statement.

         The Directors favor a vote FOR the following proposals:

1.  The election of Directors

/ /      FOR all nominees, except as noted

/ /      WITHHOLD AUTHORITY to vote for all nominees

Nominees: Devin N. Wenig, Dr. Vincent D. Romeo, Dr. Ian Ferrier, Grant W. Denison, Jr., Joel Girsky, Alvin Katz, John V. Pollock.

Instructions: To withhold your vote from any individual nominee, write that nominee's name on the space provided below. IF YOU DO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE AS PROVIDED HEREIN, YOU SHALL BE DEEMED TO HAVE GRANTED SUCH AUTHORITY.

2. To amend the Company's Certificate of Incorporation so as to increase the number of shares of Common Stock which the Company has the authority to issue from 6,000,000 shares to 25,000,000 shares.

         / /  FOR                  / /  AGAINST             / /  ABSTAIN

3. To approve a proposal to amend the Company's Stock Option Plan to allow an increase in the total shares issuable under the Plan from 483,333 shares to 700,000 shares.

4. In accordance with their best judgment with respect to any other business that may properly come before the meeting.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Directors with regard to the proposals.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.
DATED:
      ----------

------------------------------------
SIGNATURE (must correspond with name
  as printed in the space beside)